QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

        We consent to the inclusion in the Registration Statement of Trans World Corporation on Form S-4 of our report dated March 26, 2002, which appears in the Annual Report on Form 10-KSB of Trans World Corporation for the ten month period ended October 31, 2001, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                      ERNST & YOUNG

                      Represented by:
                      Juan Pedro Gómez Quiroga

Zaragoza, Spain
February 12, 2003

QuickLinks

CONSENT OF INDEPENDENT AUDITORS